As filed with the Securities and Exchange Commission on June 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Star Equity Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0145723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

53 Forest Ave., Suite 101

Old Greenwich, CT 06870

(203) 489-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Richard K. Coleman, Jr.

Chief Executive Officer

Star Equity Holdings, Inc.

53 Forest Avenue, Suite 101

Old Greenwich, Connecticut 06870

Tel: (203) 489-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Kenneth A. Schlesinger, Esq. Claudia B. Dubón, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2022

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

From time to time, we may offer and sell up to an aggregate amount of $100,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock, or debt securities upon the exercise of warrants.

In addition to the $100,000,000 of securities being registered pursuant to this registration statement, a selling stockholder may offer and resell up to 3,412,327 shares of our common stock, which includes 1,075,000 shares of common stock underlying warrants, from time to time. We will not receive any proceeds from the sale of our common stock by such selling stockholder, but we will receive additional proceeds from the exercise of the warrants.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “STRR.” On June 17, 2022, the last reported sale price of our common stock on Nasdaq was $0.81 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We or the selling stockholder, if applicable, will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We and/or the selling stockholder may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers, or agents, or directly to purchasers on an immediate, continuous, or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of any securities, the specific manner in which they may be offered, and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $13.2 million based on 15,082,155 shares of outstanding common stock, of which 12,329,261 shares are held by non-affiliates, and a per share price of $1.07 per share, the closing price of our common stock on June 9, 2022, which is the highest closing sale price of our common stock on the Nasdaq within the prior 60 days. As of the date of this prospectus supplement, we have not offered or sold any common stock pursuant to General Instruction I.B.6 to Form S-3 during the 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholder have authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination of, the securities described in this prospectus in one or more offerings for up to a total amount of $100,000,000, and the selling stockholder may from time to time offer and sell up to 3,412,327 shares of our common stock (including 1,075,000 shares of our common stock issuable upon exercise of common stock purchase warrants) in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholder may offer. Each time securities are offered, we or the selling stockholder, if applicable, will provide one or more prospectus supplements that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

Unless otherwise indicated herein, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Star Equity Holdings, Inc., a Delaware corporation, together with our subsidiaries.

1

ABOUT STAR EQUITY HOLDINGS, INC.

Overview of our Business

Star Equity Holdings, Inc. is a diversified multi-industry holding company that currently operates primarily in the healthcare and construction business sectors. These businesses, which are 100% controlled by us through our healthcare subsidiary, Digirad Health, Inc., and our construction subsidiaries, KBS Builders, Inc., EdgeBuilder, Inc. and Glenbrook Building Supply, Inc., have their own experienced, specialized management teams. We are presently focused on investing in additional operating businesses and potentially entering additional industry sectors. We also maintain a third internally-focused business which holds our corporate real estate and investments and is directly managed at the holding company level.

We report our continuing operations through our Healthcare, Construction and Investments segments, as described below.

•	Healthcare. Through Digirad Health, Inc., we provide mobile medical imaging services and design, manufacture, service and distribute diagnostic medical imaging equipment. Our direct and indirect subsidiaries included in this division are referred to as our “Healthcare Subsidiaries.” Our Diagnostic Services division offers imaging services to healthcare providers, primarily cardiology practices, as an alternative to purchasing and operating the equipment or outsourcing the procedures. Our Diagnostic Imaging division develops, sells and services solid-state mobile gamma imaging cameras to hospitals and physicians.

•	Construction. We design, manufacture and distribute wood-based products used in residential and commercial construction projects through this segment. KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”) and Glenbrook Building Supply, Inc. (“Glenbrook”) are our wholly owned subsidiaries and are referred to as our “Construction Subsidiaries” and our “Construction businesses.” Our KBS business primarily manufactures modular housing units, mainly for the New England market, at our production facility in South Paris, Maine. We are continually evaluating the possibility of opening a second modular line at the Oxford facility as demand for our product increases. Opening and operating a second modular manufacturing facility may become necessary as we continue pursuing larger commercial-scale multi-family projects, in addition to producing single-family homes. Our EdgeBuilder and Glenbrook businesses, which operate as a single business unit called “EBGL,” are located in the Minneapolis-St. Paul, Minnesota metropolitan area. EBGL manufactures structural wall panels, permanent wood foundation systems and other engineered wood products, and supply general contractors with building materials.

•	Investments. Our investments division is an internally-focused unit that is directly supervised by our holding company management and is primarily responsible for the management of our real estate and investments. Currently, our main revenue-generating activity in this segment is the intercompany monthly rent from KBS, which leases three modular factories from Star Real Estate Holdings USA, Inc. (“SRE”). Our direct and indirect subsidiaries included in this segment are SRE, 947 Waterford Road, LLC, 300 Park Street, LLC, 56 Mechanic Falls Road, LLC, Star Value, LLC and Star Equity Fund, LLC.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

2

Company Information

We are a diversified holding company with three divisions: Healthcare, Construction and Investments. We were incorporated in the State of Delaware in 1997. Our principal executive offices are located at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, and our telephone number is (203) 489-9500. Our website is www.starequity.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

3

RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

5

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any applicable prospectus supplement we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes, which may include working capital, capital expenditures, repayment of indebtedness outstanding from time to time, general and administrative expenses and repurchases of our common stock or other securities. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold by us pursuant to the prospectus supplement. Pending the use of the net proceeds from any such offering, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash. In the case of a sale of common stock by the selling stockholder, we will not receive any of the proceeds from such sale. We will receive proceeds from the exercise of warrants by the selling stockholder.

6

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock since our 2018 fiscal year. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends on our common stock in the foreseeable future. In addition, pursuant to the Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock (the “Certificate of Designations”), so long as any of our 10% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our common stock as long as any dividends due on the Series A Preferred Stock remain unpaid. The payment of dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant. As described below in “Description of Capital Stock,” the Company is obligated to pay dividends on our Series A Preferred Stock.

7

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our Restated Certificate of Incorporation and Bylaws, as amended, copies of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware corporate law.

Authorized Capital Stock

Our Restated Certificate of Incorporation authorizes the issuance of 60,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $0.0001 per share. Of our authorized preferred stock, 8,000,000 shares are designated as Series A Preferred Stock and 25,000 shares are designated as Series C Preferred Stock. 500,000 shares of preferred stock were previously designated as Series B Participating Preferred Stock. As of June 17, 2022, there were 15,082,155 shares of our common stock outstanding, held of record by 158 holders, and 1,915,637 shares of our Series A Preferred Stock outstanding. No shares of Series B Participating Preferred Stock or Series C Preferred Stock have been issued or are outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of our common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware corporate law and preferences that may apply to any outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor. Pursuant to the terms of the Series A Preferred Stock (as described below), until we pay all dividends that are due and payable on the Series A Preferred Stock, we will be unable to pay dividends on our common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any of our outstanding shares of preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

8

Fully Paid and Nonassessable

All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Nasdaq Global Market Listing

Our common stock is listed for trading on Nasdaq under the symbol “STRR.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8200.

Series A Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware corporate law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company.

The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation including the Certificate of Designations, which supplements our Restated Certificate of Incorporation by classifying the Series A Preferred Stock.

We have authorized 8,000,000 shares of Series A Preferred Stock, of which 1,915,637 shares are currently outstanding. Our board of directors may, without the approval of holders of the Series A Preferred Stock or common stock, designate additional series of authorized preferred stock ranking junior to the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock requires approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

No Sinking Fund

The Series A Preferred Stock is not subject to any sinking fund.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if, authorized by our board of directors (or a duly authorized committee of our board of directors) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10% per annum of the liquidation preference of $10.00 per share (equivalent to a fixed annual amount of $1.00 per share).

9

Dividends are payable quarterly, in arrears, on the last calendar day of March, June, September and December (each a “dividend payment date”); provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. To the extent that dividends are not paid on the Series A Preferred Stock, cumulative dividends will accrue as part of the liquidation value of the Series A Preferred Stock.

Dividends are payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which is the first day of each month in which a quarterly dividend is to be paid, whether or not a business day (each, a “dividend record date”). As a result, holders of shares of Series A Preferred Stock are not entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. Our board of directors may not authorize, declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the Series A Preferred Stock do not bear interest, and holders of the Series A Preferred Stock are not entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends may be declared and paid or set apart for payment on any common stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Preferred Stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and all shares of capital stock that are equal in rank with Series A Preferred Stock, the amount which we have declared will be allocated ratably to the Series A Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) may be declared and paid or declared and set apart for payment nor may any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation, nor may we redeem, purchase or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of common stock, or any other shares of our capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation.

10

Holders of shares of the Series A Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock is first credited against the earliest accumulated but unpaid dividends on the Series A Preferred Stock.

Redemption

No Mandatory Redemption. The Series A Preferred Stock is perpetual preferred stock, and we are not required to provide for the mandatory redemption of the Series A Preferred Stock at any time.

Optional Redemption. The Series A Preferred Stock is not redeemable prior to September 10, 2024. On and after September 10, 2024, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest (the “Redemption Price”).

Special Optional Redemption Right. Upon the occurrence of a Change of Control Triggering Event, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred, for cash at the Redemption Price.

“Change of Control Triggering Event” means the occurrence of any of the following: is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Jeffrey E. Eberwein, the Executive Chairman of the board of directors, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act that is controlled by Mr. Eberwein or any member of his immediate family, any beneficiary of the estate of Mr. Eberwein, or any trust, partnership, corporate or other entity controlled by any of the foregoing) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of directors of the Company (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Procedures for Redemption. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders are entitled to the redemption price thereon to, but excluding the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed will be selected ratably by lot or by any other fair and equitable method that our board of directors may choose.

11

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Preferred Stock and any shares of stock that rank on parity with regard to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Preferred Stock may be redeemed. In such event, we also may not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our Restated Certificate of Incorporation or from acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any shares of stock that rank on parity with regard to dividends and upon liquidation. So long as no dividends are in arrears, we are entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of our Company, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice must be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice must state: (A) the date for redemption; (B) the number of Series A Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is to be made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder must also specify the number of shares of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we are not required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Preferred Stock at the close of business on that record date is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of preferred stock equal in rank with the Series A Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of preferred stock equal in rank with the Series A Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of our Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances are payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same appear on our stock transfer records. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

12

Ranking

The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;
•	on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;
•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (see “Voting Rights” below); and
•	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as described below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more consecutive quarters, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, are entitled to vote separately as a class for the election of a total of two additional directors to our board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders in which case, such vote will be held at the earlier of the next annual or special meeting of our stockholders) or at the next annual meeting of our stockholders, and at each subsequent annual or special meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Preferred Stock and shares of preferred stock equal in rank with the Series A Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and preferred stock equal in rank with the Series A Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock have been paid in full or declared or set apart for payment in full, the holders of the Series A Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors will each be entitled to one vote per director on any matter.

13

If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock, then the holders of record of at least 20% of the outstanding our preferred stock may designate a holder to call the meeting at the expense of our Company and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and will be held at the place designated by the holder calling such meeting. We must pay all costs and expenses of calling and holding any meeting and of electing directors as described above, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

So long as any shares of Series A Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

14

The foregoing voting provisions do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding shares of Series A Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of our preferred stock are outstanding, we agreed to use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A Preferred Stock. We agreed to use our best effort to provide the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Preemptive Rights

Holders of our Series A Preferred Stock do not have any preemptive rights to purchase or subscribe for our common stock or any other security.

Listing

The Series A Preferred Stock is listed for trading on Nasdaq under the symbol “STRRP.”

Transfer Agent and Dividend Paying Agent

American Stock Transfer & Trust Company acts as the transfer agent and dividend payment agent for the Series A Preferred Stock.

Series C Participating Preferred Stock

On June 2, 2021, in connection with entering into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent, designed to preserve the value of our significant U.S. net operating loss carryforwards and other tax benefits by deterring transfers of our common stock that could result in an “ownership change” under Section 382 of the Internal Revenue Code, we filed with the Delaware Secretary of State a Certificate of Designation of Series C Participating Preferred Stock to create our Series C Participating Preferred Stock (the “Series C Preferred Stock”). If the rights issuable under the Rights Agreement become exercisable, each right would allow its holder to purchase from us one one-thousandth of a share of our Series C Preferred Stock for a purchase price of $12.00. Each fractional share of Series C Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. The shares of Series C Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of our preferred stock and rank senior to our common stock as to such matters. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights. The rights will not be exercisable until the earlier of ten days after a public announcement by us that a person or group has become an acquiring person and ten business days (or a later date determined by our board) after a person or group begins a tender or an exchange offer that, if completed, would result in that person or group becoming an acquiring person. No shares of Series C Preferred Stock have been issued or are outstanding.

15

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

16

In general, Section 203 of the DGCL defines an “interested shareholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

Our directors and officers are indemnified as provided by Section 145 of the DGCL and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our Restated Certificate of Incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our Restated Certificate of Incorporation from limiting the liability of our directors for the following:

•	For breach of the director’s duty of loyalty to the Company or our stockholders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Pursuant to Section 174 of the DGCL; or
•	For any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation and our Bylaws also provide that we shall indemnify our employees and agents to the fullest extent permitted by law.

Our Restated Certificate of Incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL. We have obtained directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Restated Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our Restated Certificate of Incorporation and Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

17

The above description of the indemnification provisions of our Restated Certificate of Incorporation and our Bylaws is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our Restated Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

18

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title of the series of debt securities and the ranking;
19

•	the aggregate principal amount and any limit on that amount;
•	the price at which the debt securities will be issued;
•	the date on which the debt securities mature;
•	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•	any redemption or early repayment provisions;
•	any sinking fund or similar provisions;
•	the authorized denominations;
•	any applicable subordination provisions;
•	any guarantees of the securities by our subsidiaries or others;
•	the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;
•	any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium, and interest to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
20

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•	the person to whom and manner in which any interest shall be payable;
•	whether the securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•	the securities exchange(s), if any, on which the securities will be listed;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the form (certificated or book-entry);
•	the form and/or terms of certificates, documents, or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•	additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

21

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•	we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and
•	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption, or otherwise;
•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•	failure to make sinking fund payments when due;
•	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•	certain events of bankruptcy, insolvency, or reorganization; and
•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
22

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;
•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•	provide for uncertificated debt securities in addition to certificated debt securities;
•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•	establish any additional series of debt securities; or
•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that:

•	reduce the principal amount of the debt securities;
23

•	reduce the rate or change the time for payment of interest;
•	change the fixed maturity date;
•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•	make any debt security payable in currency other than that stated in the debt security;
•	waive any existing default or event of default and the resulting consequences;
•	modify the right of any holder to receive payment of principal or interest on any debt security;
•	impair the right of any holder to institute suit for the enforcement of any payment due; or
•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge, or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
24

•	all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
•	all outstanding debt securities of any series have become due and payable; or
•	we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•	we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or
•	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
25

•	we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the series;
•	rights of substitution of mutilated, defaced, destroyed, lost, or stolen debt securities of the series;
•	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•	rights, obligations, duties, and immunities of the trustee;
•	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•	our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

26

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss, or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen, or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost, or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim, as security or otherwise. The trustee and its affiliates may engage in and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

27

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•	we order the trustee that the global security shall be so transferable, registrable, and exchangeable, and the transfers shall be registrable; or
•	other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

28

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium, or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

We anticipate the indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

29

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

Any applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
•	the date that the warrants may first be exercised;
•	the date that the warrants expire;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
30

•	information with respect to book-entry procedures, if any;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of certain federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of common stock, preferred stock or debt securities at the applicable exercise price set forth in, or determined as described in, any applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the common stock, preferred stock, or debt securities purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in any applicable prospectus supplement, we anticipate the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise and receive the securities purchasable upon exercise of, its warrants.

Pre-Funded Warrants

Each pre-funded warrant is exercisable for one share of common stock. The pre-funded warrants are exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. Any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of the outstanding shares of our common stock will be subject to our consent. We may, in our sole discretion, waive the 4.99% ownership limitation in connection with this offering with respect to one or more potential purchasers. There are currently 325,000 pre-funded warrants outstanding.

31

Description of Outstanding Warrants

January 2022 and May 2020 Common Stock Purchase Warrants

As part of our registered underwritten public offering of common stock in January 2022 (the “2022 Public Offering”), we issued warrants to purchase up to 11,250,000 shares of our common stock, including 325,000 pre-funded warrants, pursuant to a warrant agent agreement between us and American Stock Transfer & Trust Company (“AST”), as warrant agent. The warrants are exercisable at any time up to January 24, 2027, which is five years after their original issuance. The warrants have an exercise price of $1.50 per share (subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock), except for the pre-funded warrants, which have an exercise price of $0.01 per share.

As part of our registered underwritten public offering of common stock in May 2020 (the “2020 Public Offering”), we issued warrants to purchase up to 1,112,500 shares of our common stock pursuant to a warrant agent agreement between us and AST, as warrant agent. The warrants are exercisable at any time up to May 28, 2025, which is five years after their original issuance. The warrants have an exercise price of $2.25 per share (subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock).

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any exercise of the warrants which would result in a holder beneficially owning more than 4.99% of our outstanding shares of common stock will be subject to our consent, provided that any beneficial ownership in excess of the 4.99% threshold will not take effect until 61 days following notice to, and approval by, us. If at the time of exercise there is no effective registration statement registering the shares of common stock underlying the warrants, or the prospectus contained therein is not available for the issuance of such shares, then the holders of the warrants may exercise the warrants by means of a “cashless exercise” in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise and receive the net number of the shares of common stock determined according to a formula set forth in the warrants. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant; however, during such time as the warrant is outstanding, if we declare or make any cash or stock dividend or other distribution of our assets to all or substantially all of our common shareholders, a warrant holder will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of our common stock acquirable upon complete exercise of the warrant. There is no established trading market for these warrants.

There are 702,270 shares of our common stock currently issuable upon the exercise of the warrants (including the underwriter’s warrants having substantially similar terms) issued in connection with the 2020 Public Offering, respectively.

32

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in any applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in any applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

33

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

34

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering.

An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;
•	the securities for which the rights are exercisable;
•	the exercise price for the rights;
•	the currencies in which the price or prices of the rights may be payable;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of the rights issued to each security holder;
•	the extent to which the rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of the rights, including terms, procedures, and limitations relating to the exchange and exercise of the rights.

35

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in any applicable prospectus supplement. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in any applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters, or dealers, or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in any applicable prospectus supplement.

36

SELLING STOCKHOLDER

The selling stockholder named in the table below may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares set forth in the table below. The selling stockholder may sell all, a portion or none of the shares included in the table below at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder.

The selling stockholder has advised the Company that notwithstanding its inclusion as a selling stockholder in this prospectus, it may continue to evaluate whether to make purchases of the Company’s common stock. Such purchases, if any, would be in accordance with the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. We may amend or supplement this prospectus from time to time in the future to update or change this selling security holder list and the securities that may be resold.

For purposes of this table, beneficial ownership is determined by rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 21, 2022, through the exercise of any stock option or other right.

Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering
	Number	Percentage(1)		Number	Percentage(1)
Jeffrey E. Eberwein(2)	3,420,597(3)	21.2%	3,412,327(4)	8,270	*

_______________

* Less than one percent.

(1)	Calculated based on 15,082,155 shares of our outstanding common stock as of June 21, 2022.

(2)	Mr. Eberwein currently serves as the Executive Chairman of the Board of Directors.

(3)	This amount includes (a) 2,337,327 shares of common stock held by Mr. Eberwein; (b) 1,075,000 shares of common stock underlying warrants exercisable; and (c) 8,270 restricted stock units vesting within 60 days of June 21, 2022.

(4)	This amount excludes the 8,270 restricted stock units vesting within 60 days of June 21, 2022.

37

PLAN OF DISTRIBUTION

We and/or the selling stockholder may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or the selling stockholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The selling stockholder may be deemed to be an underwriter, as defined in Section 2(a)(11) of the Securities Act. We and/or the selling stockholder may distribute the securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to compliance with our related person transaction policy, including approval of our Audit Committee, in the case of any transaction in excess of $120,000 in any fiscal year, policies established by our board of directors with regard to trading in our securities by officers and directors, and applicable rules of Nasdaq.

In addition, we may issue the securities being offered by us in this prospectus as a dividend or distribution.

Any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
38

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Sales Through Underwriters or Dealers

If we and/or the selling stockholder use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sales Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in any applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we and/or the selling stockholder use an underwriter or underwriters in the sale of securities, we and/or the selling stockholder will execute an underwriting agreement with the underwriter or underwriters at the time an agreement for sale is reached. The applicable prospectus supplement will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions, or commissions. Only underwriters named in an applicable prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in any applicable prospectus supplement relating to those securities.

Sales Through Dealers

If dealers are used in the sale of the securities offered by this prospectus, we and/or the selling stockholder or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. We and/or the selling stockholder will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of the sales will be described in any applicable prospectus supplement.

39

The selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. An applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If any applicable prospectus supplement indicates, we and/or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions, but in all cases, those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. Any applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization, and Other Transactions

Our common stock is listed on Nasdaq. Any shares of common stock sold pursuant to an applicable prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Unless any applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

40

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Any such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the selling stockholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sales for hedging purposes and any other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we and/or the selling stockholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may affect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and/or the selling stockholder, as applicable, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of the bid, or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

41

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities. Any applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us, in the ordinary course of business. We and/or the selling stockholder will describe in any applicable prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in any applicable prospectus supplement.

42

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including our Company, that file electronically with the SEC. You may obtain documents that we file with the SEC at https://www.sec.gov.

We also make these documents available on our website at https://www.starequity.com. Our website and the information contained or connected to our website are not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 (as updated by our Current Report on Form 8-K filed on June 17, 2022);
43

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 23, 2022;
•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 12, 2022, January 25, 2022, February 14, 2022, February 25, 2022, March 22, 2022 (with respect to the filed portions contained therein), March 29, 2022, April 4, 2022, April 5, 2022, April 22, 2022, May 17, 2022, May 19, 2022, June 2, 2022, June 14, 2022 and June 17, 2022;
•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022; and
•	The description of our common stock contained in Forms 8 and 8-A previously filed with the SEC and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, telephone (203) 489-9500. You may also access the documents incorporated by reference in this prospectus through our website at https://www.starequity.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

44

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

PROSPECTUS

__, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration Fee	$9,520
Printing Fees and Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent’s Fees and Expenses	*
Miscellaneous Expenses	*
Total Expenses:	*

*	These fees and expenses depend on the types of securities offered and the number of offerings, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, a director of Star Equity Holdings, Inc. (referred to therein as the “Corporation”) shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

Article V of our Restated Certificate of Incorporation also provides:

“(A) EXCULPATION. A director of the Corporation (each, a “Director” and collectively, the “Directors”) shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Directors for breach of fiduciary duty, then a Director shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(B) INDEMNIFICATION. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

II-1

(C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.”

Furthermore, our Bylaws provide (A) for indemnification of directors as set forth above, and (B) indemnification of officers of the Company to the fullest extent permitted by the DGCL.

Section 145 of the DGCL also provides for indemnification of officers, directors, employees, and agents of Delaware corporations. It is set forth below:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)       A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)       A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-2

(c)       To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)       Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)       By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2)       By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)       If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)       By the stockholders.

(e)       Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

II-3

(f)       The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)       A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)       For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)       For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

II-4

(j)       The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)       The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our Restated Certificate of Incorporation and Bylaws. We also have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

II-5

Item 16. Exhibits

The following exhibits are filed as part of this registration statement and are incorporated herein by reference.

Exhibit No.	Description of Exhibit
1.1+	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2006).
3.2	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2013).
3.3	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).
3.4	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).
3.5	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2017).
3.6	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2019).
3.7	Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).
3.8	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2020.
3.9	Certificate of Designation of Series C Participating Preferred Stock of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2021).
3.10	Certificate of Amendment of the Restated Certificate of Incorporation of Star Equity Holdings, Inc. (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed with the SEC on September 22, 2021).

II-6

3.11	Certificate of Amendment of the Restated Certificate of Incorporation of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2022).
3.12	Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2022).
4.1+	Form of Preferred Stock Certificate of the Registrant.
4.2+	Form of Certificate of Designation of Preferred Stock of the Registrant.
4.3*	Form of Indenture.
4.4+	Form of Debt Security.
4.5+	Form of Warrant Agreement, including Form of Warrant Certificate.
4.6+	Form of Unit Agreement and Unit Certificate, if any.
4.7+	Form of Right Agreement and Right Certificate, if any.
4.8	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) filed with the SEC on March 19, 2004).
4.9	Preferred Stock Rights Agreement, by and between Digirad Corporation and American Stock Transfer and Trust Company, dated November 22, 2005 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed with the SEC on November 29, 2005).
4.10	Tax Benefit Preservation Plan by and between Digirad Corporation and American Stock Transfer & Trust Company, dated as of May 23, 2013 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 24, 2013).
4.11	Tax Benefit Preservation Plan Amendment, dated November 11, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2014).
4.12	First Amendment to Preferred Stock Rights Agreement, dated as of March 5, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).

II-7

4.13	Promissory Note, dated January 12, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 19, 2018).
4.14	Promissory Note, dated June 1, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2018).
4.15	Promissory Note, dated December 17, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Management, LLC (incorporated by reference to Exhibit 4.2 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2018).
4.16	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2020).
4.17	Form of Maxim Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020, referencing Exhibit 1.1 (Underwriting Agreement) to the same Current Report on Form 8-K).
4.18	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).
4.19	Warrant Agent Agreement, dated May 28, 2020, between Digirad Corporation and American Stock Transfer & Trust Company, LLC. (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).
4.20	Rights Agreement, dated as of June 2, 2021, by and between Star Equity Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2021).
4.21	Tax Benefit Preservation Plan by and between Star Equity Holdings, Inc. and American Stock Transfer & Trust Company, dated as of June 2, 2021 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 22, 2021).
4.22	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022).
4.23	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022).
4.24	Warrant Agent Agreement, dated January 10, 2022, between Star Equity Holdings, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022).

II-8

4.25	Underwriter's Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022, referencing Exhibit 1.1 (Underwriting Agreement) to the same Current Report on Form 8-K).
5.1*	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).
25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.
107*	Filing Fee Table.

+	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
*	Filed herewith.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii), and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-9

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

II-10

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Greenwich, State of Connecticut on June 21, 2022.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Jeffrey E. Eberwein and David J. Noble, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jeffrey E. Eberwein	Executive Chairman of the Board of Directors	June 21, 2022
Jeffrey E. Eberwein
/s/ Richard K. Coleman, Jr.	Director and Chief Executive Officer (Principal Executive Officer)	June 21, 2022
Richard K. Coleman, Jr.
/s/ David J. Noble	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2022
David J. Noble
/s/ Mitchell I. Quain	Director	June 21, 2022
Mitchell I. Quain
/s/ Michael A. Cunnion	Director	June 21, 2022
Michael A. Cunnion
/s/ John W. Sayward	Director	June 21, 2022
John W. Sayward
/s/ John W. Gildea	Director	June 21, 2022
John W. Gildea